Exhibit 3.1 – Certificate of Incorporation

SECRETARY OF STATE

(The Great Seal of State of Nevada)

CORPORATE CHARTER

I, ROSS MLLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that IMPERIAL RESOURCES, INC., did on August 2, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by law of said State of Nevada.

                            IN WITNESS WHEREOF, I have hereunto set my
                            hand and affixed the Great Seal of State, at my office
                            on August 3, 2007.

(The Great Seal of State of Nevada)                                                                                     /S/ ROSS MILLER

                    ROSS MILLER
                    Secretary of State

                        By

                    Certification Clerk